                       UNIVERSAL HOSPITAL SERVICES, INC.

                 SCHEDULE OF COMPUTATION OF PER SHARE EARNINGS
                                  (UNAUDITED)

                                                          Three Months ended          Nine Months ended
                                                            September 30,               September 30,
                                                       ------------------------    ------------------------
                                                          1996          1995          1996          1995
                                                       ----------    ----------    ----------    ----------
PRIMARY:

 Net income                                            $  540,302    $  594,164    $1,424,690    $2,076,571
                                                       ==========    ==========    ==========    ==========

 Weighted average number of common shares outstanding
  during this period                                    5,427,789     5,429,896     5,439,657     5,427,286

 Add common equivalent shares relating to outstanding
  options to purchase common stock using the
  treasury stock method                                    31,405        85,972        72,773        62,102
                                                       ----------    ----------    ----------    ----------

  Weighted average number of common and common
   equivalent shares outstanding                        5,459,194     5,515,868     5,512,430     5,489,388
                                                       ==========    ==========    ==========    ==========

 Primary net earnings per common share                      $0.10         $0.11         $0.26         $0.38
                                                       ==========    ==========    ==========    ==========

FULLY DILUTED:

 Net income                                            $  540,302    $  594,164    $1,424,690    $2,076,571
                                                       ==========    ==========    ==========    ==========

 Weighted average number of common shares outstanding
  during this period                                    5,427,789     5,429,896     5,439,657     5,427,286

 Add common equivalent shares relating to outstanding
  options to purchase common stock using the
  treasury stock method                                    31,405        85,972        72,773        62,102
                                                       ----------    ----------    ----------    ----------

  Weighted average number of common and common
   equivalent shares outstanding                        5,459,194     5,515,868     5,512,430     5,489,388
                                                       ==========    ==========    ==========    ==========

 Fully diluted net earnings per common share                $0.10         $0.11         $0.26         $0.38
                                                       ==========    ==========    ==========    ==========